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                                EXHIBIT 24.1


                               POWER OF ATTORNEY


      Know all men by these presents, that the Board of Directors and each Director whose signature appears below hereby constitutes and appoints

D. Michael Jones and Dwight V. Board, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute on behalf of and in the name of West One Bancorp the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file any amendments, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

            Each person whose signature appears below hereby authorizes

D. Michael Jones and Dwight V. Board and Brian D. Alprin, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name of each such person and to file the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file any amendments, including post-effective amendments, to the Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                         TITLE                   DATE
- ---------                         -----                   ----


/S/ Daniel R. Nelson          Chairman of the             April 21, 1994
- ---------------------         Board and Chief
Daniel R. Nelson              Executive Officer




/S/ Scott M. Hayes            Executive Vice              April 21, 1994
- ---------------------         President and
Scott M. Hayes                Chief Financial
                              Officer




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/S/ Jim A. Peterson           Senior Vice President        April 21, 1994
- ---------------------         and Controller (Principal
Jim A. Peterson               Accounting Officer)




/S/ Harry Bettis              Director                    April 21, 1994
- ---------------------
Harry Bettis



/S/ William J. Deasy          Director                     April 21, 1994
- ---------------------
William J. Deasy



/S/ John B. Fery              Director                     April 21, 1994
- ---------------------
John B. Fery



/S/ Stuart A. Hall            Director                     April 21, 1994
- ---------------------
Stuart A. Hall



/S/ D. Michael Jones          Director                     April 21, 1994
- ---------------------
D. Michael Jones



/S/ Jack B. Little            Director                     April 21, 1994
- ---------------------
Jack B. Little



/S/ Warren E. McCain          Director                      April 21, 1994
- ---------------------
Warren E. McCain



/S/ Douglas W. McCallum      Director                      April 21, 1994
- ---------------------
Douglas W. McCallum



/S/ Allen T. Noble           Director                      April 21, 1994
- ---------------------
Allen T. Noble


_______________________      Director                      _________,1994
Philip B. Soulen